UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Market Vectors ETF Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

335 Madison Avenue, 19th Floor,	10017
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of the Exchange on	I.R.S.
to be so Registered:	Which Each Class is to be so Registered	Employer Identification Number
Shares of beneficial interest, no par value per
share, of:
Market Vectors Indonesia Index ETF		26-3303799
NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-123257; 811-10325.

Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the Market Vectors Indonesia Index ETF, an investment portfolio of Market Vectors ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 34 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-123257; 811-10325) filed on November 25, 2008, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1.     The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 28, 2006.

2.     The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on April 28, 2006.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARKET VECTORS ETF TRUST

Date: January 15, 2008	By:	/s/ Jonathan R. Simon
Jonathan R. Simon
Vice President